Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-272619, 333-198725 and 333-146378) and Forms S-3 (No. 333-284433 and 333-265928) of lululemon athletica inc. of our report dated March 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Vancouver, Canada
March 27, 2025